UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock Series, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Dear Investor:

You can STOP further solicitation mailings and phone calls. We recently sent you proxy materials regarding the upcoming reconvened Special Meeting of Shareholders of BlackRock Small Cap Growth Fund II (the “Fund”), scheduled to be held on November 27, 2017 (the “Meeting”). Our records indicate that we have not received your voting instructions on the important proposal to be presented at this Meeting. Please take a moment now to cast your vote so that your shares may be represented. For your convenience, another copy of your proxy card/voting instruction form has been enclosed.

Your vote participation is critical to the outcome of this Meeting. Mutual fund regulations require a certain level of shareholder participation and, as one of our valued shareholders, your participation in the voting process to approve the proposed reorganization is still needed. After careful review, the Fund’s Board approved the proposal detailed in your proxy materials and is recommending that shareholders vote FOR the proposal.

We greatly appreciate your time and your investment in the BlackRock Mutual Funds.

Sincerely,

/s/ John Perlowski

John Perlowski

President and CEO of the BlackRock Mutual Funds

REMEMBER:

You can vote your shares by telephone or via the Internet.

Please follow the instructions on the enclosed card/form.

If you have any questions, or need assistance in voting

your shares, please call our proxy agent

services line at 1-866-704-4427.

PL1_SCGR2_CFS

Dear Investor:

You can STOP further solicitation mailings and phone calls. We recently sent you proxy materials regarding the upcoming reconvened Special Meeting of Shareholders of BlackRock Small Cap Growth Fund II (the “Fund”), scheduled to be held on November 27, 2017 (the “Meeting”). Our records indicate that we have not received your voting instructions on the important proposal to be presented at this Meeting. Please take a moment now to cast your vote so that your shares may be represented. For your convenience, another copy of your proxy card/voting instruction form has been enclosed.

Your vote participation is critical to the outcome of this Meeting. Mutual fund regulations require a certain level of shareholder participation and, as one of our valued shareholders, your participation in the voting process to approve the proposed reorganization is still needed. After careful review, the Fund’s Board approved the proposal detailed in your proxy materials and is recommending that shareholders vote FOR the proposal.

We greatly appreciate your time and your investment in the BlackRock Mutual Funds.

Sincerely,

/s/ John Perlowski

John Perlowski

President and CEO of the BlackRock Mutual Funds

REMEMBER:

You can vote your shares by telephone or via the Internet.

Please follow the instructions on the enclosed card/form.

If you have any questions, or need assistance in voting

your shares, please call our proxy agent

services line at 1-855-973-0098.

PL1_SCGR2_BFS